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SARM2005-17 - STACK PRICE/YIELD

Settle
First Payment

                    25 CPB
               1-A1
Price                   101-07+
              Yield        5.18
                WAL        2.84
               1-A2
Price                   100-19+
              Yield        5.43
                WAL        2.84
               2-A1
Price                   101-19+
              Yield        4.76
                WAL        2.50
               2-A2
Price                   100-22+
              Yield        5.16
                WAL        2.50
               3-A1
Price                    101-06
              Yield        4.97
                WAL        2.48
               3-A2
Price                    100-26
              Yield        5.14
                WAL        2.48
               4-A1
Price                   100-24+
              Yield        5.12
                WAL        3.12
               4-A2
Price                     100-6
              Yield        4.71
                WAL        1.14
               4-A3
Price                     99-13
              Yield        5.27
                WAL        4.45
               4-A4
Price                     99-23
              Yield        5.20
                WAL        9.27
               4-A5
Price                    100-4+
              Yield        5.36
                WAL        3.12
               5-A1
Price                     99-24
              Yield        5.17
                WAL        3.12
               5-A2
Price                     99-28
              Yield        3.84
                WAL        3.12
               5-A3
Price                    100-24
              Yield        5.57
                WAL        3.12
          LIBOR_1MO       3.464
          LIBOR_6MO       3.884
          LIBOR_1YR       4.121
            CMT_1YR       3.716
             Prepay      25 CPB
Optional Redemption   Call (N,N)

Investors are urged to read the final Prospectus Supplement and the related Prospectus, which will be filed with the Securities and Exchange Commission and may be accessed free of charge on the SEC's web site, www.sec.gov. A copy of the Prospectus Supplement and Prospectus will be provided by Lehman Brothers Inc. upon request. Alternatively, if the offering is not registered under the Securities Act, investors should read the final Offering Memorandum. (The Prospectus Supplement and Prospectus are referred to collectively, and the Offering Memorandum is referred to, as the "Offering Document"). The Offering Document contains important information about the offered securities that is not contained in these materials. Information contained herein does not purport to be complete and is subject to the same qualifications and assumptions, and should be considered by investors only in the light of the same warnings, lack of assurances and representations and other precautionary matters, as disclosed in the Offering Document. The analyses contained herein have been prepared on the basis of certain assumptions (including, in certain cases, assumptions specified by the recipient hereof) regarding payments, interest rates, losses and other matters, including, but not limited to, the assumptions described in the Offering Document. Lehman Brothers Inc., and any of its affiliates, make no representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. This information supersedes any prior versions hereof.